EXHIBIT 99.1

                 MEDICAL SCIENCE SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
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
                                                                                                     UNAUDITED          UNAUDITED
                                                                         UNAUDITED     UNAUDITED     PROFORMA           PROFORMA
                                                   DECEMBER 31, 1998  MARCH 31, 1999  MAY 31, 1999  ADJUSTMENTS        MAY 31, 1999
                                                   -----------------  --------------  ------------  ------------       ------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents .....................  $       2,432,271  $    1,183,787  $    590,080     4,903,000 (1)   $  5,493,080
  Accounts receivable, net of allowance
    for doubtful accounts .......................            125,086         113,785       109,184                          109,184
  Prepaid expenses ..............................            127,426         145,286       182,375                          182,375
                                                   -----------------  --------------  ------------                     ------------
    Total current assets ........................          2,684,783       1,442,858       881,639                        5,784,639

FURNITURE AND EQUIPMENT, NET ....................            458,107         412,695       380,217                          380,217
OTHER ASSETS ....................................            530,000         530,000       530,000                          530,000
                                                   -----------------  --------------  ------------                     ------------
    TOTAL ASSETS ................................  $       3,672,890  $    2,385,553  $  1,791,856                     $  6,694,856
                                                   =================  ==============  ============                     ============
LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES

  Accounts payable ..............................  $         278,773  $      232,567  $    363,492                     $    363,492
  Accrued expenses ..............................            433,859         450,550       435,132        88,000 (1)        523,132
  Notes payable .................................             47,813          26,111        19,729                           19,729
  Deferred income ...............................            275,321         274,439       274,646                          274,646
  Current portion of long-term debt .............             81,432          81,432        81,432                           81,432
  Current portion of capitalized lease
    obligations .................................            104,837         102,379       102,379                          102,379
                                                   -----------------  --------------  ------------                     ------------
    Total current liabilities ...................          1,222,035       1,167,478     1,276,810                        1,364,810

LONG-TERM DEBT, LESS CURRENT PORTION ............            447,856         427,498       413,926                          413,926
CAPITALIZED LEASE OBLIGATIONS,
  LESS CURRENT PORTION ..........................            156,651         138,891       121,003                          121,003
                                                   -----------------  --------------  ------------                     ------------
    Total liabilities ...........................          1,826,542       1,733,867     1,811,739                        1,899,739

SHAREHOLDERS' EQUITY

  Preferred stock, no par value .................               --              --            --            --   (1)           --
     5,000,000 shares authorized
     2,200,000 issued and outstanding
  Common stock, no par value ....................         16,719,933      16,730,396    16,730,396     4,815,000 (1)     21,545,396
     10,000,000 shares authorized
     5,548,470 shares issued and outstanding
  Accumulated deficit ...........................        (14,873,585)    (16,078,710)  (16,750,279)                     (16,750,279)
                                                   -----------------  --------------  ------------                     ------------
    Total shareholders' equity ..................          1,846,348         651,686       (19,883)                       4,795,117
                                                   -----------------  --------------  ------------                     ------------
      Total liabilities and shareholders' equity   $       3,672,890  $    2,385,553  $  1,791,856                     $  6,694,856
                                                   =================  ==============  ============                     ============
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Notes to Proforma Adjustments

(1) Recognizes issuance of $5 million of preferred stock with a beneficial conversion feature netted by offering costs